UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 21, 2025

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2025, Transcat, Inc. (the “Company”) entered into a Transition Agreement (the “Agreement”) with Lee D. Rudow in connection with a smooth transition of Mr. Rudow’s duties to his successor upon his retirement from the Company. The Agreement, which was approved by the compensation committee of the Company’s board of directors (the “board”) on August 21, 2025, provides that Mr. Rudow will be entitled to a base salary of $741,000 per annum as of March 30, 2025, a target bonus percentage equal to up to 100% of his base salary for the fiscal year ending March 28, 2026 (“fiscal 2026”), and equity incentive awards under the Company’s long-term incentive compensation plan, consistent with the Company’s historical awards for executive officers, with a target value of $2.5 million for fiscal 2026. In addition, on August 21, 2025, the compensation committee granted Mr. Rudow a special award of restricted stock units, with (i) 12,500 restricted stock units vesting in installments on the last day of fiscal 2026 and March 27, 2027 (“fiscal 2027”), and (ii) 12,500 performance restricted stock units with the applicable percentage vesting, if any, based on the Company’s achievement of specific cumulative EBITDA objectives in fiscal 2026 and his continued service through the end of fiscal 2027.

Under the Agreement, Mr. Rudow will continue to serve as the Company’s President and Chief Executive Officer until the end of fiscal 2026, when he will resign from the board and serve as a senior advisor to the Company through the end fiscal 2027. During his service as senior advisor, Mr. Rudow will be entitled to a base salary of $1.5 million per annum but will not be eligible for any additional bonus or equity awards in fiscal 2027. Pursuant to the Agreement, Mr. Rudow may neither compete with the Company nor solicit Company employees or customers for 24 months following the end of his service with the Company. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On August 25, 2025, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated August 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: August 25, 2025	By:	/s/ Thomas L. Barbato
	Name:	Thomas L. Barbato
	Title:	Senior Vice President of Finance and Chief Financial Officer